Exhibit 99.1

Medley Capital Corporation Announces Termination of Amended Merger Agreement With Sierra Income Corporation and Continued Role of Special Committee

NEW YORK — May 5, 2020 — Medley Capital Corporation (NYSE: MCC) (“MCC” or the “Company”) today announced that it has received a notice of termination from Sierra Income Corporation (“Sierra”) of its agreement to merge with MCC pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, between MCC and Sierra (the “Amended Merger Agreement”).

Under the Amended Merger Agreement, either party may, subject to certain conditions, terminate the Amended Merger Agreement if the merger is not consummated by March 31, 2020. Sierra elected to do so on May 1, 2020. Representatives of Sierra informed the Company that in determining to terminate the Amended Merger Agreement, Sierra considered a number of factors, including, among other factors, changes in the relative valuation of the Company and Sierra, the changed circumstances and the unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic, and the uncertainty regarding the parties’ ability to satisfy the conditions to closing the merger in a timely manner.

Following this, the Special Committee of the Board of Directors of MCC will remain constituted. The termination frees the Special Committee to explore strategic alternatives seeking to maximize stockholder value. The Special Committee continues to consult with Houlihan Lokey, its financial advisor.

About Medley Capital Corporation

Medley Capital Corporation is a closed-end, externally managed business development company (“BDC”) that trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC). Medley Capital Corporation’s investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.1 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
212-257-4170

Forward-Looking Statements

This press release contains “forward-looking” statements, including statements regarding any potential exploration of strategic alternatives by the Company. Such forward-looking statements reflect current views with respect to future events and financial performance, and MCC may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the possibility that MCC may explore strategic alternatives, include risks and uncertainties, actual results may differ materially from those expressed or implied. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, but are not limited to, those discussed in MCC’s filings with the Securities and Exchange Commission (the “SEC”); whether MCC will pursue another strategic transaction; the timing, benefits and outcome of any exploration of strategic alternatives by the Company; potential disruptions in the Company’s business and stock price as a result of our exploration of any strategic alternatives; the ability to realize anticipated efficiencies, or strategic or financial benefits; potential transaction costs and risks; the risk that any exploration of strategic alternatives may have an adverse effect on our existing business arrangements or relationships, including our ability to retain or hire key personnel; and uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets, the global and U.S. economy, the operational and financial performance of our portfolio companies, and liquidity. There is no assurance that any exploration of strategic alternatives will result in a transaction or other strategic change or outcome.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” and other sections of MCC’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward-looking statements in this press release represent MCC’s views as of the date of hereof. MCC anticipates that subsequent events and developments will cause its views to change. However, while MCC may elect to update these forward-looking statements at some point in the future, MCC does not have any current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing MCC’s views as of any date subsequent to the date of this material.

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2019.